Testing the Waters Materials Related to Series #HAMILTON1

From the Rally App:

#HAMILTON1

’20 TOPPS LEWIS HAMILTON SIGNED TRIPLE PATCH CARD

THIS INITIAL OFFERING IS COMING SOON!

CURRENT VALUE: $35,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

#HAMILTON1

'20 TOPPS LEWIS HAMILTON SIGNED TRIPLE PATCH CARD

C.O.A. SPECS

FINANCIALS

Initial Offering Share Price	$7.00
Number of Shares	5,000
Initial Offering Market Cap.	$35,000
Storage Location	Rally

DESCRIPTION OF SERIES 2020 LEWIS HAMILTON AUTOGRAPHED PATCH CARD

Investment Overview

•Upon completion of the Series #HAMILTON1 Offering, Series #HAMILTON1 will purchase a 2020 Topps Dynasty Triple Relic #ILH Lewis Hamilton Autographed Patch Card graded PSA 10 for Series #HAMILTON1 (The “Series 2020 Lewis Hamilton Autographed Patch Card” or the “Underlying Asset” with respect to Series #HAMILTON1, as applicable), the specifications of which are set forth below.

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as ‘freebies’ inside packs of gum.

•Lewis Hamilton is a professional Formula 1 driver who is widely considered one of the greatest drivers in the sports history. Since his rookie season in 2007, Hamilton has won seven World Championships and finished on 177 podiums.

•The Underlying Asset is a 2020 Topps Dynasty Triple Relic #ILH Lewis Hamilton Autographed Patch Card graded PSA 10.

Asset Description

Overview & Authentication

•Lewis Hamilton was born on January 7, 1985, in Stevenage, England.

•In 1995, Hamilton told Ron Dennis (head of the McLaren Mercedes Formula One Team) and said “Hello Mr. Dennis, I'm Lewis Hamilton and one day I'd like to race for your team.” Dennis gave him his autograph and his phone number and said “Call me in nine years.”

•In November 1998, Hamilton was on the cover of Autoweek Magazine at age 13. Hamilton had just been signed to McLaren and Mercedes-Benz Young Driver Support Progamme and was seen as a “promising young talent.”

•In March 2007, Lewis Hamilton made his F1 debut, driving for McLaren at the Australian Grand Prix. Hamilton recorded a podium finish as the third-place driver.

•Hamilton is the first and only black driver to race in Formula 1.

•Hamilton became the youngest World Champion at age 23 in the Brazil Grand Prix in November 2008.

•In November 2012, Hamilton announces he will be leaving McLaren and signing with Mercedes.

•In November 2014, Hamilton won the World Championship in Abu Dhabi, saying ““This is the greatest day of my life.”

•In September 2021, Hamilton became the first F1 driver in history to reach 100 career wins.

•In October 2021, The Washington Post Published an article titled: “Formula One racing is gaining traction in the United States, and an emerging fan base is along for the ride.” In the piece, the Netflix series “Drive to Survive,” which documents each F1 season, is credited as a catalyst for the growth of the sport in the United States. The article reports that since ESPN began a partnership with F1 in 2018, there has been a “surge in viewership.” 2021 saw a 51% increase in viewership over the first 15 races compared with the previous year.

•The Underlying Asset has been issued a grade of GEM MT by Professional Sports Authenticators (PSA) with Certification No. 63146949.

Notable Features

•The Underlying Asset is a 2020 Topps Dynasty Triple Relic #ILH Lewis Hamilton Autographed Patch Card graded PSA 10.

•The Underlying Asset is 1 of 1 2020 Topps Dynasty Triple Relic #ILH Lewis Hamilton Autographed Patch Card examples graded PSA 10 with 0 graded higher.

•The Underlying Asset comes from a print-run of 10.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 2020 Lewis Hamilton Autographed Patch Card
Professional League	Formula 1
Player	Lewis Hamilton
Team	Mercedes
Year / Season	2020
Memorabilia Type	Trading Card
Manufacturer	Topps
Print-run	/10
Rarity	1 of 1 (PSA 10)
Number in Set	#ILH
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Grade (Autograph)	10
Certification No.	63146949

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2020 Lewis Hamilton Autographed Patch Card going forward.

According to the PSA database, the requested certification number is defined as the following:

PSA Certification Verification

#63146949

2020 TOPPS DYNASTY F1 #ILH
LEWIS HAMILTON GEM MT 10
SNGL.DRVR.AU.TPL.RL. AUTO 10
PSA/DNA CERT 63146949
LEWIS HAMILTON
Imaged by PSA at PSAcard.com

63146949
LEWIS HAMILTON
CONGRATULATIONS
You have just received a
DYNASTY TRIPLE RELIC
AUTOGRAPH CARD
from 2020 Topps Dynasty Formula 1®.
Imaged by PSA at PSAcard.com

(Click on image to view larger size)

ITEM INFORMATION

Certification Number	63146949
Label Type	PSA with fugitive ink technology
Reverse Cert Number/Barcode	Yes
Year	2020
Brand	TOPPS DYNASTY FORMULA 1 SINGLE DRIVER AUTOGRAPHED TRIPLE RELICS
Sport	MISC CARDS
Card Number	ILH
Player	LEWIS HAMILTON
Variety/Pedigree	SNGL.DRVR.AU.TPL.RL.
Card Grade	GEM MT 10
PSA DNA CERTIFIED	
Autograph Grade	GEM MT 10
Primary Signer	LEWIS HAMILTON

#HAMILTON1 | $35K

COMPARABLE ASSET VALUE

ASSET VALUE

+33.3%

TRANSACTIONS

2

LEWIS HAMILTON

#HAMILTON1 | *Visuals*

Through the first 15 races of the 2021 season, ESPN's F1 viewership is up 51% compared to 2020.

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